Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of October 30, 2024, between PLBY Group, Inc., a Delaware corporation (the “Company”), and Byborg Enterprises, S.A., a Luxembourg public limited liability company, directly or indirectly through its wholly-owned subsidiary assignee) (the “Purchaser”).
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell and issue to the Purchaser shares of the Company’s common stock as more fully described herein, subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE I.
DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.
“Allowed Delay” shall have the meaning ascribed to such term in Section 4.6(d).
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Trading Market and banking institutions in the States of New York or California are authorized or required by law or other governmental action to close.
“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
“Closing Date” means the Trading Day on which all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Purchased Shares, in each case, have been satisfied or waived, or such other date as may be jointly designated by the Company and the Purchaser for the Closing Date.

“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.
“Company Securities” shall have the meaning ascribed to such term in Section 3.2(f).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, any court, any securities exchange or any self-regulatory organization (including the National Association of Insurance Commissioners), in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Intellectual Property” shall have the meaning assigned to such term in Section 3.1(m).
“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(c).
“Per Share Purchase Price” equals $1.50 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit or proceeding before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).
“Purchased Shares” means 14,900,000 Shares issuable to the Purchaser pursuant to this Agreement subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.

“Purchaser” shall have the meaning ascribed to such term in the preamble to this Agreement.
“Purchaser Beneficial Ownership Requirement” shall have the meaning ascribed to such term in Section 4.7(i).
“Purchaser Board Seat Fall-Away” shall have the meaning ascribed to such term in Section 4.8(i).
“Purchaser Designee” shall have the meaning ascribed to such term in Section 4.7(a).
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.
“Registrable Securities” shall have the meaning ascribed to such term in Section 4.6(d).
“Registration Notice” shall have the meaning ascribed to such term in Section 4.6(d).
“Registration Statement” shall have the meaning ascribed to such term in Section 4.6(d).
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).
“Rule 144” shall have the meaning ascribed to such term in Section 4.6(d).
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Sale” means the issuance and sale of the Purchased Shares.
“Shares” means shares of Common Stock.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).
“Subscription Amount” means the aggregate amount to be paid by the Purchaser to the Company for the Purchased Shares pursuant to the terms and conditions of this Agreement calculated by multiplying the number of Purchased Shares by the Per Share Purchase Price.
“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer” or “Transferring” means to (i) sell, assign, give, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose, (ii) grant to any Person any option, right or warrant to purchase or otherwise receive, (iii) enter into any swap, hedging, or other agreement that transfers, in whole or in part, any of the economic consequences or other rights of ownership, or (iv) or otherwise make any Short Sale.
“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company and any successor transfer agent of the Company.
ARTICLE II.
PURCHASE AND SALE
2.1    Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Purchased Shares at the Per Share Purchase Price. The Company and the Purchaser shall deliver the items set forth in Section 2.2 at the Closing, and the Company will deliver or have delivered to Purchaser the Purchased Shares. Upon satisfaction of the covenants and conditions set forth in Section 2.2 and Section 2.3, the Closing shall occur remotely, including the exchange of electronically signed documents. Payment of the Subscription Amount for the Purchased Shares shall be made by the Purchaser to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Purchaser of the Purchased Shares registered in the Purchaser’s name and address or as otherwise directed to be registered by the Purchaser, including but not limited to delivery through the facilities of The Depository Trust Company Deposit or Withdrawal at Custodian system.
2.2    Deliveries.
(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a copy of the executed instruction letter to the Transfer Agent instructing the Transfer Agent to register the issuance of the Purchased Shares via book-entry, registered in the name of the Purchaser or with such other registration information as directed by the Purchaser (subject to receipt of the Subscription Amount);
(iii)the Company’s wire instructions, on Company letterhead and executed by an officer of the Company; and
(iv)evidence of the issuance of the Purchased Shares registered in the name of the Purchaser or with such other registration information as directed by the Purchaser, via book-entry, from the Transfer Agent.

(b)    On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)this Agreement duly executed by the Purchaser; and
(ii)the Subscription Amount, via wire transfer.
2.3    Closing Conditions.
(a)    The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver of the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);
(ii)all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and
(iii)the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b)    The obligations of the Purchaser hereunder in connection with the Closing are subject to the satisfaction or waiver of the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement, as applicable;
(iv)there shall have been no Material Adverse Effect since the date hereof; and

(v)from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Purchased Shares at the Closing.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser, except as described in the SEC Reports (other than the sections thereof under the headings “Risk Factors” or “Forward Looking Statements” or words to similar effect), which qualify these representations and warranties in their entirety:
(a)Organization. The Company and its Subsidiaries are duly incorporated, validly existing and in good standing under the laws of the State of Delaware or such jurisdiction in which they are organized and in each state where they conduct business as a foreign enterprise, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.
(b)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Share Sale have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Share Sale does not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to result in (x) a material adverse effect on the legality, validity or enforceability of this Agreement, (y) a material adverse effect on the results of operations, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (z) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of clause (x), (y) or (z), a “Material Adverse Effect”; provided, that in no event shall a change in the market price per share of Common Stock alone constitute a Material Adverse Effect).
(d)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required pursuant to Section 4.2, (ii) application(s) to each applicable Trading Market for approval for the listing of the Purchased Shares for trading thereon in the time and manner required thereby, (iii) such filings as are required to be made under applicable state securities laws and (iv) such consents, waivers, authorizations, orders, notices, filings or registrations the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect (collectively, the “Required Approvals”).
(e)Issuance of the Purchased Shares. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.
(f)Capitalization. As of the date hereof, the Company has 74,676,460 issued and outstanding Shares. All of the outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, and none of such outstanding Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(g)SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, from February 10, 2021 to the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Purchased Shares or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.
(i)No Broker Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Share Sale.
(j)Investment Company. The Company is not, and immediately after receipt of payment for the Purchased Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(k)Manipulation of Price. The Company has not taken, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.
(l)Financial Statements. Each of the consolidated statements of financial position, and the related consolidated statements of income, changes in equity and cash flows, included in the SEC Reports (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated operations, changes in equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, and (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure.

(m)Intellectual Property. Each of the Company and its Subsidiaries owns or licenses or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications and other intellectual property rights (the “Intellectual Property”) that are reasonably necessary in all material respects for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, and all such Intellectual Property is subsisting and, to the knowledge of such party, valid and enforceable, has not been abandoned, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting such party’s rights thereto, except, in each case, for such failure to possess such rights, infringements, conflicts, nonsubsistence, invalidity, unenforceability, abandonment or outstanding orders, judgments or decrees, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of any of the Company or its Subsidiaries, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any of the Company or its Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license or other Intellectual Property owned by any other Person in any material respect, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened in writing, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
3.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):
(a)Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Understandings or Arrangements. The Purchaser is acquiring the Purchased Shares as principal for its own account, for investment, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Purchased Shares (this representation and warranty not limiting the Purchaser’s right to sell the Purchased Shares in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business. The Purchaser has not been organized solely for purposes of acquiring the Purchased Shares.
(c)Purchaser Status. At the time the Purchaser was offered the Purchased Shares, it was, and as of the date hereof it is, either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
(d)Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares, including a complete loss of such investment.
(e)Access to Information; Reliance. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In making its decision to invest in the Purchased Shares, the Purchaser has relied solely upon independent investigations made by the Purchaser and its representatives and the representations and warranties of the Company in Section 3.1. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by or on behalf of the Company (other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 3.1 and the SEC Reports) or any of its Affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning the Company, the transactions contemplated hereby, the Purchased Shares or the offer and sale of the Purchased Shares.
(f)No Current Ownership in the Company. Other than the Purchased Shares acquired under this Agreement, none of the Purchaser or any of its direct or indirect subsidiaries owns any Common Stock or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (collectively, “Company Securities”), provided that the Purchaser or its direct or indirect subsidiaries may own shares or other ownership interests in the Company indirectly through holdings in mutual or investment funds or similar entities for which the Purchaser and its direct and indirect subsidiaries do not exercise control over the management or policies, which mutual or investment funds or similar entities own Common Shares or other securities of the Company.

(g)Certain Transactions and Confidentiality. Other than consummating the Share Sale, the Purchaser and its Affiliates have not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or its Affiliates, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company (including derivative securities representing the right to vote or economic benefit of any such securities) during the period commencing as of the time that the Purchaser first entered into discussions with the Company or any other Person with respect to the Share Sale and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this Agreement (including the existence and terms of the Share Sale). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained in this Section 3.2(g) shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1    Furnishing of Information. For the twelve (12) months following the date of this Agreement, the Company covenants to use reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
4.2    Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the Share Sale, and (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the Share Sale, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of the Purchaser, or without the prior written consent of the Purchaser, with respect to any press release of the Company (other than the press release described in the first sentence of this Section 4.2), which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication, or if such disclosure is consistent with the Form 8-K.
4.3    Indemnification of Purchasers. Subject to the provisions of this Section 4.3, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to the Share Sale (except to the extent that such action is based upon a material breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel reasonably acceptable to the Purchaser Party or (z) in such action there is, in the reasonable opinion of counsel, a conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable and documented fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (2) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The indemnification required by this Section 4.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred and shall be promptly repaid by the Purchaser if it is determined that the Purchaser was not, under the standards of this Section 4.3, entitled to such indemnification. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.4    Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the principal Trading Market on which it is currently listed . Prior to Closing, the Company shall submit to the Trading Market a Listing of Additional Shares Notification to provide for the listing of the Purchased Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Purchased Shares, and will take such other action as is necessary to cause all of the Purchased Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.5    Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate or any other Person acting on any of their behalf or pursuant to any understanding with any of them will execute any purchases or sales, including Short Sales, of any of the Company’s securities (including derivative securities representing the right to vote or economic benefit of any such securities) during the period commencing with the execution of this Agreement and ending at the Closing.  The Purchaser covenants that until such time as the Share Sale is publicly disclosed by the Company pursuant to the initial press release as described in Section 4.2, the Purchaser will maintain the confidentiality of the existence and terms of the Share Sale.
4.6    Restrictions on Transfer.
(a)Prior to the one-year anniversary of the Closing Date, the Purchaser hereby agrees that neither the Purchaser nor any of its Affiliates will, without the prior written consent of the Company, Transfer or agree to Transfer, directly or indirectly, the Purchased Shares or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act to purchase the Purchased Shares and any other equity securities convertible into or exercisable or exchangeable for the Purchased Shares held by the Purchaser or its Affiliates. The foregoing restrictions set forth in this paragraph shall not apply to: (i) Transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is made for at least 50% of the outstanding Common Stock; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Purchased Shares shall remain subject to the provisions of this Agreement; (ii) distributions in kind of the Purchased Shares to the Purchaser’s members, partners or other equity holders; provided that any Affiliate receiving Purchased Shares in such distribution shall agree to be bound by the terms of this Agreement with respect to such Purchased Shares; and (iii) sales or Transfers of Shares to an Affiliate of the Purchaser; provided that such Affiliate receiving Purchased Shares in such sale or Transfer shall agree to be bound by the terms of this Agreement with respect to such Purchased Shares.
(b)The Purchaser acknowledges and agrees that (i) the issuance and sale of the Purchased Shares has not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, (ii) the Purchased Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws, and (iii) the certificate(s) for the Purchased Shares shall bear a legend as set forth in Section 4.6(c), and (iv) appropriate stop transfer instructions may be issued against any transfer of the certificate(s) for the Purchased Shares in violation of this Section. The Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent expressed in this Agreement.
(c)It is understood that the certificate(s) or book-entry position evidencing the Purchased Shares shall bear the following legend (or substantially similar legends) or stop order instructions, in the case of a book-entry position:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE COMPANY HAS RECEIVED A CERTIFICATE AND/OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”
(d)If, following a period of one year after the Closing Date, the Purchaser or any permitted transferee proposes to sell or otherwise transfer any or all of the Purchased Shares pursuant to Rule 144 under the Securities Act (“Rule 144”) and the Purchaser determines, upon advice of its counsel, that it is unable to sell all of the Purchased Shares proposed to be sold by it pursuant to Rule 144 without volume or manner-of-sale restrictions, the Purchaser may notify the Company (the “Registration Notice”) and the Company shall file as promptly as practicable and within 30 days of the Registration Notice a secondary registration statement (the “Registration Statement”) on Form S-1 or Form S-3 promulgated under the Securities Act (or any successor form to such forms), with the form of registration statement to be determined in the discretion of the Company, registering the resale of such Purchased Shares (the “Registrable Securities”). The Company shall use reasonable efforts (i) to cause the Registration Statement to become effective as promptly as practicable, but in no event later than 90 days after the Registration Notice (or in the event of a “full review” by the SEC, within 180 days of the Registration Notice), and in the event the Company is notified by the SEC the Registration Statement will not be reviewed or is no longer subject to further review and comments, the effectiveness date shall be no later than the tenth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above; (ii) to cause the Registration Statement to remain effective until the earlier of (x) the date on which the Purchaser has disposed of all of the Registrable Securities and (y) Rule 144 is available for the disposition of all Registrable Securities without volume or manner-of-sale restrictions; (iii) to undertake any additional actions reasonably necessary to maintain the availability of, and to facilitate the disposition by the Purchaser of the Registrable Securities pursuant to, the Registration Statement; and (iv) to obtain any required consent under any agreement to which the Company is a party related to the filing of the Registration Statement. To the extent applicable, the Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, including furnishing to the Company such information regarding itself, the shares of Common Stock held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities. The Company’s obligations under this Section 4.6(d) shall also apply to any shares in the capital of the Company issued or issuable with respect to the Registrable Securities as a result of any share split, share dividend, recapitalization, exchange or similar event. Notwithstanding anything to the contrary contained herein, the Company may, from time to time on one or more occasions, upon written notice to the Purchaser, suspend the use of the Registration Statement (and any prospectus that forms a part of the Registration Statement) for limited periods to be agreed by the Parties, if the Company (1) determines that it would be required to make disclosure of material nonpublic information in the Registration Statement concerning the Company, the disclosure of which at the time is not, in the good faith judgment of the Board of Directors, in the best interests of the Company or (2) the Company determines in good faith it must amend or supplement the Registration Statement or the related prospectus so that the Registration Statement or such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of such prospectus in light of the circumstances under which they were made, not misleading (any such suspension contemplated by this Section 4.6(d), an “Allowed Delay”); provided, however, that the Company shall promptly (A) notify the Purchaser in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Purchaser) disclose to the Purchaser any material nonpublic information giving rise to the Allowed Delay, (B) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of such Allowed Delay and (C) use commercially reasonable efforts to terminate the Allowed Delay. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Purchaser, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.
4.7    Board Nomination Right.
(a)As of January 1, 2025, the Company agrees that the size of the Board of Directors shall be increased to seven (7) members from five (5) members, and the Company shall use its reasonable best efforts to increase the size of the Board as set forth in this Section 4.7(a). Upon such increase in size of the Board of Directors, the Board of Directors shall appoint or nominate for election to the Board of Directors a new independent director to fill one of the newly created Board of Director seats, which new independent director will be subject to the reasonable approval of Purchaser.
(b)As of January 1, 2025, the Purchaser shall have the right to designate to the Board of Directors one (1) individual to serve as director of the Company (the individual appointed or nominated by the Purchaser for election to the Board of Directors pursuant to this Section 4.7, the “Purchaser Designee”) . Purchaser Designee shall be entitled to be part of any committees of the Board of Directors in the same manner as, or as long as, other non-independent directors are part of such committees.
(c)Until the Purchaser Board Seat Fall-Away, the Company shall take all necessary actions within its control, including but not limited to calling a meeting of the Board of Directors or executing an action by unanimous written consent of the Board of Directors, such that the Purchaser Designee shall be promptly appointed to the Board of Directors as a director of the Company.

(d)Until the Purchaser Board Seat Fall-Away, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board of Directors and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) if up for election, the Purchaser Designee is included in the slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board of Directors at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) the Purchaser Designee, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board of Directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board of Directors with respect to the election of directors of the Company.
(e)Until the Purchaser Board Seat Fall-Away, if the Purchaser Designee ceases to serve for any reason, the Purchaser shall be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board of Directors shall promptly fill the vacancy with such successor Purchaser Designee.
(f)The Company shall indemnify the Purchaser Designee on the same basis as all other members of the Board of Directors and pursuant to an indemnity agreement with terms that are no less favorable to the Purchaser Designee than the indemnity agreements entered into between the Company and its other non-employee directors, and the Purchaser Designee shall be covered by the same insurance provisions and coverage as are applicable to the Company’s other non-employee directors. The Company will reimburse the Purchaser Designee for all reasonable and documented expenses incurred in connection with the Purchaser Designee’s participation in meetings of the Board of Directors or any committee of the Board of Directors, including, without limitation, all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as the Company reimburses any other non-executive member of the Board of Directors for such expenses.
(g)The Company’s obligations to have any Purchaser Designee elected to the Board of Directors or nominate any Purchaser Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 4.7, as applicable, shall in each case be subject to such Purchaser Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company, as reasonably determined by the Company and the Purchaser. To the extent a Purchaser Designee is determined to not meet such criteria, the Purchaser shall be entitled to continue designating a replacement until such proposed designee is appointed to the Board. The Purchaser will cause each Purchaser Designee to make themself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board of Directors may reasonably request to determine the Purchaser Designee eligibility and qualification to serve as a director of the Company, but only to the same extent as any other director of the Company. No Purchaser Designee shall be eligible to serve on the Board of Directors if they have been involved in any of the events enumerated under Item 2(d) or (2) of Schedule 13D under the Exchange Act or

Item 401(f) of Regulation S-K under the Securities Act or is subject to any judgment prohibiting service as a director of any public company. As a condition to any Purchaser Designee’s election to the Board of Directors or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Purchaser and the Purchaser Designee must provide to the Company:
(i)all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective affiliates and representatives in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards or the Company’s corporate governance guidelines, in each case, relating to such Purchaser Designee’s election as a director of the Company or the Company’s operations in the ordinary course of business;
(ii)all information customarily requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to such Purchaser Designee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business;
(iii)an undertaking in writing by such Purchaser Designee, if and to the extent also customarily required of all other non-employee directors of the Company:
(A)    to be subject to, bound by and duly comply with applicable law, the Company’s organizational documents, the policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board of Directors members or members of any committee of which such Nominee may be a member, including the Company’s Code of Conduct and Ethics, insider trading policy and all other Company policies and guidelines applicable generally to directors serving on the Board of Directors with respect to trading in the Company’s securities;
(B)    to keep confidential all non-public information about the Company and its affiliates of which Purchaser Designee becomes aware in their capacity as a member of the Board of Directors; and
(C)    to recuse themself from any deliberations or discussion of the Board of Directors or any committee thereof (1) regarding any transactions with or matters relating to the Nominee, the Purchaser or any Affiliate of the Purchaser or (2) that, in the Board of Director’s sole judgment, (a) would reasonably be likely to result in a conflict of interest, (b) adversely affect the attorney-client privilege between the Company and its counsel, or (c) result in a violation of applicable law.

(h)The Company shall be permitted to withhold any information and to exclude the Nominee from any meeting or portion thereof with respect to information and meetings involving items to which Section 4.7(g)(iii)(C) is applicable.
(i)For the purposes of this Section 4.7, “Purchaser Board Seat Fall-Away” means the first day on which the Purchaser Beneficial Ownership Requirement is not satisfied, and “Purchaser Beneficial Ownership Requirement” means that the Purchaser continues to beneficially own at all times at least 7,450,000 Shares, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.
ARTICLE V.
MISCELLANEOUS
5.1    Termination.  This Agreement may be terminated (a) by mutual written consent of the Company and the Purchaser and (b) by the Company, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred on or prior to November 30, 2024; provided, that the right to terminate this Agreement under clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.
5.2    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Purchased Shares to the Purchaser.
5.3    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.
5.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchaser and the Company.
5.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).
5.8    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.3.
5.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Company under Section 4.3, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.10    Survival. The representations and warranties contained herein shall survive for a period of twelve (12) months following the Closing.
5.11    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.
5.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.13    Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.
5.14    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.15    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
5.16    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17    WAIVER OF JURY TRIAL. IN ANY PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

(Signature Pages Follow)

    IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLBY GROUP, INC.

By: Ben Kohn
Name: Ben Kohn
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO PLBY GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser: Byborg Enterprises SA

Signature of Authorized Signatory of Purchaser: /s/ Andras Somkuti
Name of Authorized Signatory: Andras Somkuti
Title of Authorized Signatory: Director

Signature of Authorized Signatory of Purchaser: /s/ Karoly Papp
Name of Authorized Signatory: Karoly Papp
Title of Authorized Signatory: Director